As filed with the Securities and Exchange Commission on December 7, 2010

Registration No. 333-170640

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 1

TO

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KAYAK SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	4700	54-2139807
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

55 North Water Street, Suite 1

Norwalk, CT 06854

(203) 899-3100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Karen Ruzic Klein

General Counsel

55 North Water Street, Suite 1

Norwalk, CT 06854

(203) 899-3100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael A. Conza Bingham McCutchen LLP One Federal Street Boston, MA 02110 Tel: (617) 951-8000 Fax: (617) 951-8736	Richard D. Truesdell, Jr. Davis Polk & Wardwell LLP 450 Lexington Ave. New York, NY 10017 Tel: (212) 450-4000 Fax: (212) 701-5800

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)(3)
Common Stock, $0.001 par value per share	$50,000,000	$3,565

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Includes the offering price attributable to shares available for purchase by the underwriters to cover over-allotments, if any.
(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.
(3)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-170640) is solely to file Exhibit 10.10. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable in connection with the registration of the common stock hereunder. All amounts are estimates except the SEC registration fee, the FINRA filing fee and the              listing fee.

Securities and Exchange Commission registration fee		$3,565
FINRA filing fee		$5,500
listing fee		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent fees and expenses		*
Printing and engraving expenses		*
Miscellaneous expenses		*
Total expenses	$	*

*	To be provided by amendment.

Item 14.	Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law permits a corporation in its certificate of incorporation or an amendment to eliminate or limit the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of law or obtained an improper personal benefit. Our amended and restated certificate of incorporation, that will be in effect upon completion of this offering, provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that Delaware law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, to which he or she is a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper. Section 145(g) of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against and incurred by such person in any indemnified capacity, or arising out of such person’s status as such, regardless of whether the corporation would otherwise have the power to indemnify under Delaware law.

Our amended and restated certificate of incorporation that will be in effect upon completion of this offering will provide that we must indemnify our directors and officers to the fullest extent authorized by Delaware law and may also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

Our amended and restated by-laws that will be in effect upon completion of this offering will provide that it will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was, or has agreed to become, its director or officer, or is or was serving, or has agreed to serve, at its request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, an “indemnitee,” or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom.

We expect our directors and executive officers to execute a new form of indemnification agreement prior to completion of this offering. In general, these agreements provide that we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or officer or in connection with his or her service at our request for another corporation or entity. We also maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation, our amended and restated by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

We expect to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 15.	Recent Sales of Unregistered Securities

Set forth below is information regarding shares of common stock and preferred stock issued and options and warrants granted by us within the past three years that were not registered under the Securities Act. Also included is the consideration, if any, received by us for such securities and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

(a) Issuances of Capital Stock

(1) Common Stock

On November 2, 2007, we issued 800 restricted shares of our common stock, par value $0.001 per share, to an employee for services rendered to us, all of which were fully vested on the date of issuance.

On January 31, 2008, we issued an aggregate of 3,413 restricted shares of our common stock, par value $0.001, to certain employees in lieu of a portion of their 2007 cash bonus, all of which were fully vested on the date of issuance.

On June 26, 2008, we granted an aggregate of 150,000 shares of our common stock, par value $0.001, to our founders and executives as part of their compensation at a price per share of $15.50.

On November 13, 2009, we issued 25,000 restricted shares of our common stock, par value $0.001 per share, to a consultant for services rendered to us, all of which were fully vested on the date of issuance.

On February 11, 2010, we issued an aggregate of 54,986 restricted shares of our common stock, par value $0.001, to 27 of our employees in lieu of a portion of their 2009 cash bonus all of which were fully vested on the date of issuance.

On May 6, 2010, in connection with the acquisition of swoodoo, we issued an aggregate of 825,000 shares of our common stock, par value $0.001, to the former holders of the outstanding equity of swoodoo AG, and paid an additional €6,000,000 in cash.

On July 30, 2010, we issued to AOL Inc. 962,224 shares of our common stock, pursuant to the exercise of a warrant dated February 25, 2005 to purchase common stock at an exercise price of $1.403 per share, for an aggregate purchase price of $1,350,000.27.

(2) Preferred Stock

On December 20, 2007, we sold an aggregate of 8,008,842 shares of our Series D convertible preferred stock, par value $0.001, to certain investors at a price per share of $20.727 for an aggregate purchase price of $165,999,268.15.

On December 20, 2007, we issued a warrant to purchase 62,000 shares of our Series D convertible preferred stock, par value $0.001, to Gold Hill Venture Lending 03, L.P. at an exercise price per share of $20.727. The warrant was fully vested upon issuance and expires on December 19, 2017.

(b) Stock Option Grants

During the three year period ended November 15, 2010, we have granted to employees, consultants and directors options to purchase 7,707,590 shares of our common stock under our Third Amended and Restated 2005 Equity Incentive Plan. The exercise price per share ranged from $7.50 to $16.50. Options to purchase shares of our common stock pursuant to our Third Amended and Restated 2005 Equity Incentive Plan generally vest either 25% on the first anniversary of the vesting start date, with the remainder vesting in 36 equal monthly installments, or in 48 equal monthly installments.

During the three year period ended November 15, 2010, an aggregate of 1,059,875 shares of our common stock were issued upon exercise of outstanding stock options, with exercise prices ranging from $1.00 to $7.50 per share; of that amount, 665,919 shares of our common stock were issued under our 2004 Equity Incentive Plan and 393,956 shares of our common stock were issued under our Third Amended and Restated 2005 Equity Incentive Plan.

No underwriters were involved in the foregoing issuances of securities. The offers, sales and issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance upon Rule 701 or Regulation S under the Securities Act or Section 4(2) of the Securities Act. The offers, sales and issuances of the securities that were deemed to be exempt in reliance on Rule 701 were transactions under compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The transactions in the securities that were deemed to be exempt in reliance on Regulation S were offers and sales that occurred outside the U.S. as provided under Regulation S. The offers, sales and issuances of the securities that were deemed to be exempt in reliance upon Section 4(2) were each transactions not involving any public offering, and all recipients of these securities were accredited investors within the meaning of Rule 501 of Regulation D of the Securities Act who were acquiring the applicable securities for investment and not distribution and had represented that they could bear the risks of the investment. Each of the recipients of securities in these transactions had adequate access, through employment, business or other relationships, to information about us.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Index

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1**	Amended and Restated Certificate of Incorporation of the Company, as currently in effect.

3.2**	Amendment to Amended and Restated Certificate of Incorporation of the Company, as currently in effect.

3.3**	Second Amendment to Amended and Restated Certificate of Incorporation of the Company, as currently in effect.

3.4**	Third Amendment to Amended and Restated Certificate of Incorporation of the Company, as currently in effect.

3.5**	Fourth Amendment to Amended and Restated Certificate of Incorporation of the Company, as currently in effect.

3.6**	Fifth Amendment to Amended and Restated Certificate of Incorporation of the Company, as currently in effect.

3.7*	Form of Amended and Restated Certificate of Incorporation of the Company, to be in effect upon completion of the offering.

3.8**	Amended and Restated By-Laws of the Company, as currently in effect.

3.9*	Form of Amended and Restated By-Laws of the Company, to be in effect upon completion of the offering.

4.1*	Form of Registrant’s Common Stock Certificate.

4.2**	Fifth Amended and Restated Stock Restriction and Co-Sale Agreement, dated December 20, 2007, between the Company and the holders and investors named therein.

4.3**	Sixth Amended and Restated Investor Rights Agreement, dated March 22, 2010, between the Company and the certain investors and founders named therein.

4.4**	First Amendment to the Sixth Amended and Restated Investor Rights Agreement, dated October 1, 2010, between the Company and certain investors and founders named therein.

4.5**	Stockholders’ Agreement, dated May 6, 2010, between the Company and the holders and investors named therein.

5.1*	Form of Opinion of Bingham McCutchen LLP.

10.1**	2004 Stock Incentive Plan.

10.2**	Third Amended and Restated 2005 Equity Incentive Plan, amended by First Amendment, dated January 31, 2008, Second Amendment, dated February 28, 2008, Third Amendment, dated August 27, 2008, Fourth Amendment, dated July 22, 2009, Fifth Amendment, dated December 9, 2009 and Sixth Amendment, dated September 17, 2010.

10.3*	Form of 2011 Equity Incentive Plan, to be in effect upon completion of the offering.

10.4**^	Services Agreement, dated March 3, 2005, between the Company and ITA Software, Inc.

10.5**^	Amendment to Services Agreement, dated July 18, 2007, between the Company and ITA Software, Inc.

10.6**^	Letter Agreement, dated March 11, 2008, between the Company, SideStep, Inc. and ITA Software, Inc.

10.7**^	Second Amendment to Services Agreement, dated January 1, 2009, between the Company and ITA Software, Inc.

Exhibit No.	Description

10.8**	Lease Agreement, dated August 7, 2008 between the Company and Jefferson at Maritime, L.P.

10.9**	Office Lease Agreement, dated September 26, 2008, between the Company and Normandy Concord Acquisition, LLC.

10.10^	Amended and Restated Promotion Agreement, dated April 23, 2009, between the Company and Orbitz Worldwide, LLC.

10.11**	Letter Agreement, dated November 24, 2009 by Jefferson at Maritime L.P. to the Company.

10.12**	Office Lease, dated November 25, 2009, between the Company and SPF Mathilda, LLC.

10.13*	Google Services Agreement between the Company and Google Inc.

10.14**^	KAYAK Insertion Order: IO02703, dated December 16, 2009, between the Company and Expedia.

10.15**^	KAYAK Insertion Order: IO03294, dated April 12, 2010, between the Company and Expedia.

10.16**^	KAYAK Insertion Order: IO03886, dated August 31, 2010, between the Company and Expedia.

10.17**^	KAYAK Insertion Order: IO03850, dated August 19, 2010, between the Company and Expedia UK.

10.18**^	KAYAK Insertion Order: IO03927, dated September 16, 2010, between the Company and Expedia UK.

10.19**^	KAYAK Insertion Order: IO03934, dated September 17, 2010, between the Company and Expedia UK.

10.20**	Standard Terms and Conditions for Internet Advertising for Media Buys One Year or less v 2.0.

10.21**	Form of Insertion Order under Standard Terms and Conditions for Internet Advertising for Media Buys One Year or less v 2.0.

10.22†*	Executive Employment Agreement, dated March 2, 2004, between the Company and Daniel Stephen Hafner.

10.23†*	First Amendment to Executive Employment Agreement and Restricted Stock Agreement, dated March 1, 2007, between the Company and Daniel Stephen Hafner.

10.24†*	Second Amendment to Executive Employment Agreement, dated June 26, 2008 between the Company and Daniel Stephen Hafner.

10.25†*	Executive Employment Agreement, dated March 2, 2004, between the Company and Paul M. English.

10.26†*	First Amendment to Executive Employment Agreement and Restricted Stock Agreement, dated March 1, 2007, between the Company and Paul M. English.

10.27†*	Second Amendment to Executive Employment Agreement, dated June 26, 2008, between the Company and Paul M. English.

10.28†*	Offer Letter, dated October 22, 2007, from the Company to Karen Ruzic Klein.

10.29†*	Offer Letter, dated April 9, 2009, from the Company to Robert M. Birge.

10.30†*	Offer Letter, dated September 30, 2009, from the Company to Melissa H. Reiter.

10.31†*	Stock Option Agreement, dated April 29, 2010, between the Company and Daniel Stephen Hafner.

10.32†*	Stock Option Agreement, dated April 29, 2010, between the Company and Paul M. English.

10.33†*	Stock Option Agreement, dated November 1, 2007, between the Company and Karen Ruzic Klein.

10.34†*	Option Amendment Agreement, dated July 7, 2009, between the Company and Karen Ruzic Klein.

10.35†*	Stock Option Agreement, dated October 1, 2010, between the Company and Karen Ruzic Klein.

10.36†*	Stock Option Agreement, dated May 19, 2009, between the Company and Robert M. Birge.

10.37†*	Stock Option Agreement, dated October 1, 2010, between the Company and Robert M. Birge.

10.38†*	Stock Option Agreement, dated February 11, 2010, between the Company and Melissa H. Reiter.

Exhibit No.	Description
10.39†*	Stock Option Agreement, dated October 1, 2010, between the Company and Melissa H. Reiter.

10.40†*	Stock Option Agreement, dated June 1, 2007, between the Company and Terrell B. Jones.

10.41†*	Stock Option Agreement, dated May 19, 2009, between the Company and Terrell B. Jones.

10.42†*	Stock Option Agreement, dated March 1, 2004, between the Company and Terrell B. Jones.

10.43†*	Stock Option Agreement, dated March 1, 2004, between the Company and Gregory E. Slyngstad.

10.44†*	Stock Option Agreement, dated June 1, 2007, between the Company and Gregory E. Slyngstad.

10.45†*	Stock Option Agreement, dated May 19, 2009, between the Company and Gregory E. Slyngstad.

10.46†*	Restricted Stock Agreement, dated as of March 2, 2004, by and between the Company and Paul M. English.

10.47†*	Restricted Stock Grant Agreement, dated as of March 15, 2007, between the Company and Paul M. English.

10.48†*	Restricted Stock Grant Agreement, dated as of February 11, 2010, between the Company and Paul M. English.

10.49†*	Restricted Stock Agreement, dated as of March 2, 2004, by and between the Company and Daniel Stephen Hafner.

10.50†*	Restricted Stock Grant Agreement, dated as of March 15, 2007, between the Company and Daniel Stephen Hafner.

10.51†*	Restricted Stock Grant Agreement, dated as of February 11, 2010, between the Company and Daniel Stephen Hafner.

10.52†*	Restricted Stock Grant Agreement, dated as of February 11, 2010, between the Company and Karen Ruzic Klein.

10.53†*	Restricted Stock Grant Agreement, dated as of February 11, 2010, between the Company and Robert M. Birge.

10.54†*	Director Indemnification Agreement, dated April 15, 2008, between the Company and Terrell B. Jones.

10.55†*	Director Indemnification Agreement, dated April 15, 2008, between the Company and Joel E. Cutler.

10.56†*	Director Indemnification Agreement, dated April 15, 2008, between the Company and Michael Moritz.

10.57†*	Director Indemnification Agreement, dated April 15, 2008, between the Company and Hendrik W. Nelis.

10.58†*	Director Indemnification Agreement, dated April 15, 2008, between the Company and Gregory E. Slyngstad.

10.59†*	Form of Indemnification Agreement between the Company and certain of its directors and executive officers, to be in effect upon completion of this offering.

10.60**	Commencement Date Agreement, dated March 12, 2009, between the Company and Normandy Concord Acquisition, LLC.

14.1*	Code of Business Conduct and Ethics.

21.1**	List of Subsidiaries.

23.1*	Form of Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

23.2**	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1**	Power of Attorney (included on signature page).

*	To be filed by amendment.
**	Previously filed with the initial Registration Statement on Form S-1 filed on November 17, 2010.
†	Indicates a management contract or compensatory plan or arrangement.
^	Portions of this exhibit have been omitted pursuant to a confidential treatment request. This information has been filed separately with the Securities and Exchange Commission.

(b) Financial Statement Schedules

Refer to the financial statement schedule provided on page F-27 of the prospectus. All other schedules have been omitted because the information required to be set forth therein is not applicable.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denomination and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut on December 7, 2010.

KAYAK SOFTWARE CORPORATION

By:	/s/ Daniel Stephen Hafner
Name:	Daniel Stephen Hafner
Title:	President, Chief Executive Officer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Daniel Stephen Hafner Daniel Stephen Hafner	President and Chief Executive Officer and Director (Principal Executive Officer)	December 7, 2010

/s/ Melissa H. Reiter Melissa H. Reiter	Vice President Finance (Principal Financial Officer and Accounting Officer)	December 7, 2010

/s/ Paul M. English Paul M. English	Chief Technology Officer and Director	December 7, 2010

* Joel E. Cutler	Director	December 7, 2010

* Terrell B. Jones	Director	December 7, 2010

* Michael Moritz	Director	December 7, 2010

* Hendrik W. Nelis	Director	December 7, 2010

* Gregory E. Slyngstad	Director	December 7, 2010

*By:	/s/ Daniel Stephen Hafner
Name: Daniel Stephen Hafner
Title: Attorney-in-fact

Exhibit Index

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1**	Amended and Restated Certificate of Incorporation of the Company, as currently in effect.

3.2**	Amendment to Amended and Restated Certificate of Incorporation of the Company, as currently in effect.

3.3**	Second Amendment to Amended and Restated Certificate of Incorporation of the Company, as currently in effect.

3.4**	Third Amendment to Amended and Restated Certificate of Incorporation of the Company, as currently in effect.

3.5**	Fourth Amendment to Amended and Restated Certificate of Incorporation of the Company, as currently in effect.

3.6**	Fifth Amendment to Amended and Restated Certificate of Incorporation of the Company, as currently in effect.

3.7*	Form of Amended and Restated Certificate of Incorporation of the Company, to be in effect upon completion of the offering.

3.8**	Amended and Restated By-Laws of the Company, as currently in effect.

3.9*	Form of Amended and Restated By-Laws of the Company, to be in effect upon completion of the offering.

4.1*	Form of Registrant’s Common Stock Certificate.

4.2**	Fifth Amended and Restated Stock Restriction and Co-Sale Agreement, dated December 20, 2007, between the Company and the holders and investors named therein.

4.3**	Sixth Amended and Restated Investor Rights Agreement, dated March 22, 2010, between the Company and the certain investors and founders named therein.

4.4**	First Amendment to the Sixth Amended and Restated Investor Rights Agreement, dated October 1, 2010, between the Company and certain investors and founders named therein.

4.5**	Stockholders’ Agreement, dated May 6, 2010, between the Company and the holders and investors named therein.

5.1*	Form of Opinion of Bingham McCutchen LLP.

10.1**	2004 Stock Incentive Plan.

10.2**	Third Amended and Restated 2005 Equity Incentive Plan, amended by First Amendment, dated January 31, 2008, Second Amendment, dated February 28, 2008, Third Amendment, dated August 27, 2008, Fourth Amendment, dated July 22, 2009, Fifth Amendment, dated December 9, 2009 and Sixth Amendment, dated September 17, 2010.

10.3*	Form of 2011 Equity Incentive Plan, to be in effect upon completion of the offering.

10.4**^	Services Agreement, dated March 3, 2005, between the Company and ITA Software, Inc.

10.5**^	Amendment to Services Agreement, dated July 18, 2007, between the Company and ITA Software, Inc.

10.6**^	Letter Agreement, dated March 11, 2008, between the Company, SideStep, Inc. and ITA Software, Inc.

10.7**^	Second Amendment to Services Agreement, dated January 1, 2009, between the Company and ITA Software, Inc.

10.8**	Lease Agreement, dated August 7, 2008 between the Company and Jefferson at Maritime, L.P.

10.9**	Office Lease Agreement, dated September 26, 2008, between the Company and Normandy Concord Acquisition, LLC.

Exhibit No.	Description

10.10^	Amended and Restated Promotion Agreement, dated April 23, 2009, between the Company and Orbitz Worldwide, LLC.

10.11**	Letter Agreement, dated November 24, 2009 by Jefferson at Maritime L.P. to the Company.

10.12**	Office Lease, dated November 25, 2009, between the Company and SPF Mathilda, LLC.

10.13*	Google Services Agreement between the Company and Google Inc.

10.14**^	KAYAK Insertion Order: IO02703, dated December 16, 2009, between the Company and Expedia.

10.15**^	KAYAK Insertion Order: IO03294, dated April 12, 2010, between the Company and Expedia.

10.16**^	KAYAK Insertion Order: IO03886, dated August 31, 2010, between the Company and Expedia.

10.17**^	KAYAK Insertion Order: IO03850, dated August 19, 2010, between the Company and Expedia UK.

10.18**^	KAYAK Insertion Order: IO03927, dated September 16, 2010, between the Company and Expedia UK.

10.19**^	KAYAK Insertion Order: IO03934, dated September 17, 2010, between the Company and Expedia UK.

10.20**	Standard Terms and Conditions for Internet Advertising for Media Buys One Year or less v 2.0.

10.21**	Form of Insertion Order under Standard Terms and Conditions for Internet Advertising for Media Buys One Year or less v 2.0.

10.22†*	Executive Employment Agreement, dated March 2, 2004, between the Company and Daniel Stephen Hafner.

10.23†*	First Amendment to Executive Employment Agreement and Restricted Stock Agreement, dated March 1, 2007, between the Company and Daniel Stephen Hafner.

10.24†*	Second Amendment to Executive Employment Agreement, dated June 26, 2008 between the Company and Daniel Stephen Hafner.

10.25†*	Executive Employment Agreement, dated March 2, 2004, between the Company and Paul M. English.

10.26†*	First Amendment to Executive Employment Agreement and Restricted Stock Agreement, dated March 1, 2007, between the Company and Paul M. English.

10.27†*	Second Amendment to Executive Employment Agreement, dated June 26, 2008, between the Company and Paul M. English.

10.28†*	Offer Letter, dated October 22, 2007, from the Company to Karen Ruzic Klein.

10.29†*	Offer Letter, dated April 9, 2009, from the Company to Robert M. Birge.

10.30†*	Offer Letter, dated September 30, 2009, from the Company to Melissa H. Reiter.

10.31†*	Stock Option Agreement, dated April 29, 2010, between the Company and Daniel Stephen Hafner.

10.32†*	Stock Option Agreement, dated April 29, 2010, between the Company and Paul M. English.

10.33†*	Stock Option Agreement, dated November 1, 2007, between the Company and Karen Ruzic Klein.

10.34†*	Option Amendment Agreement, dated July 7, 2009, between the Company and Karen Ruzic Klein.

10.35†*	Stock Option Agreement, dated October 1, 2010, between the Company and Karen Ruzic Klein.

10.36†*	Stock Option Agreement, dated May 19, 2009, between the Company and Robert M. Birge.

10.37†*	Stock Option Agreement, dated October 1, 2010, between the Company and Robert M. Birge.

10.38†*	Stock Option Agreement, dated February 11, 2010, between the Company and Melissa H. Reiter.

10.39†*	Stock Option Agreement, dated October 1, 2010, between the Company and Melissa H. Reiter.

Exhibit No.	Description

10.40†*	Stock Option Agreement, dated June 1, 2007, between the Company and Terrell B. Jones.

10.41†*	Stock Option Agreement, dated May 19, 2009, between the Company and Terrell B. Jones.

10.42†*	Stock Option Agreement, dated March 1, 2004, between the Company and Terrell B. Jones.

10.43†*	Stock Option Agreement, dated March 1, 2004, between the Company and Gregory E. Slyngstad.

10.44†*	Stock Option Agreement, dated June 1, 2007, between the Company and Gregory E. Slyngstad.

10.45†*	Stock Option Agreement, dated May 19, 2009, between the Company and Gregory E. Slyngstad.

10.46†*	Restricted Stock Agreement, dated as of March 2, 2004, by and between the Company and Paul M. English.

10.47†*	Restricted Stock Grant Agreement, dated as of March 15, 2007, between the Company and Paul M. English.

10.48†*	Restricted Stock Grant Agreement, dated as of February 11, 2010, between the Company and Paul M. English.

10.49†*	Restricted Stock Agreement, dated as of March 2, 2004, by and between the Company and Daniel Stephen Hafner.

10.50†*	Restricted Stock Grant Agreement, dated as of March 15, 2007, between the Company and Daniel Stephen Hafner.

10.51†*	Restricted Stock Grant Agreement, dated as of February 11, 2010, between the Company and Daniel Stephen Hafner.

10.52†*	Restricted Stock Grant Agreement, dated as of February 11, 2010, between the Company and Karen Ruzic Klein.

10.53†*	Restricted Stock Grant Agreement, dated as of February 11, 2010, between the Company and Robert M. Birge.

10.54†*	Director Indemnification Agreement, dated April 15, 2008, between the Company and Terrell B. Jones.

10.55†*	Director Indemnification Agreement, dated April 15, 2008, between the Company and Joel E. Cutler.

10.56†*	Director Indemnification Agreement, dated April 15, 2008, between the Company and Michael Moritz.

10.57†*	Director Indemnification Agreement, dated April 15, 2008, between the Company and Hendrik W. Nelis.

10.58†*	Director Indemnification Agreement, dated April 15, 2008, between the Company and Gregory E. Slyngstad.

10.59†*	Form of Indemnification Agreement between the Company and certain of its directors and executive officers, to be in effect upon completion of this offering.

10.60**	Commencement Date Agreement, dated March 12, 2009, between the Company and Normandy Concord Acquisition, LLC.

14.1*	Code of Business Conduct and Ethics.

21.1**	List of Subsidiaries.

23.1*	Form of Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

23.2**	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1**	Power of Attorney (included on signature page).

*	To be filed by amendment.
**	Previously filed with the initial Registration Statement on Form S-1 filed on November 17, 2010.
†	Indicates a management contract or compensatory plan or arrangement.
^	Portions of this exhibit have been omitted pursuant to a confidential treatment request. This information has been filed separately with the Securities and Exchange Commission.